                                                                EXHIBIT 3.1



             Articles of Association of Preem Holdings AB (publ)

                                                         UNOFFICIAL TRANSLATION



                   ARTICLES OF ASSOCIATION FOR
           PREEM HOLDINGS AB (PUBL), REG. NO. 556206-9673


                                  Section 1.

         NAME
         The name of the company is Preem Holdings AB (publ). The company is a public company.

                                  Section 2.
         DOMICILE
         The board shall have its registered office in the municipality of Stockholm.

                                  Section 3.
         OBJECTIVES
         The company's objectives are to own and administer chattels and real property as well as shares and securities.

                                  Section 4.
         SHARE CAPITAL
         The share capital of the company shall be not less than SEK fivehundredthousand (500,000) and not more than SEK two million (2,000,000).

                                  Section 5.
         PAR VALUE
         Each share shall have a par value of SEK onehundred (100).

                                  Section 6.
         THE BOARD
         Except for board members and deputies appointed by special proceedings, the board shall consist of not less than three and not more than six members.

         The board members shall be elected yearly at the ordinary shareholders' meeting for the period until the end of the following ordinary shareholders' meeting.

                                  Section 7.
         ACCOUNTANTS
         For the audit of the company's annual accounts, including the accounting records, and the board's and the managing director's administration, one or two accountants, or a registered public accounting firm, shall be elected at the ordinary shareholders' meeting for the period until the end of the ordinary shareholders' meeting to be held during the fourth year from the date of such election.

                                     I hereby certify that this translation
                                     correctly reflects the Swedish original.


                                     /s/ Lars Ericsson

                                  Section 8.
         FINANCIAL YEAR
         The financial year of the company shall be 1 January to 31 December.

                                  Section 9.
         TIME AND PLACE FOR THE ORDINARY SHAREHOLDERS' MEETING
         The ordinary shareholders' meeting shall be held before the end of June each year, in Stockholm.

                                  Section 10.
         NOTICE OF MEETINGS
         A shareholders' meeting shall be announced in Post- och Inrikes Tidningar (THE SWEDISH OFFICIAL GAZETTE) and in Svenska Dagbladet or another newspaper with nation-wide coverage.

                                  Section 11.
         SHAREHOLDERS' MEETING
         The shareholders' meeting shall be opened by the chairman of the board, or by a person designated by the board.

         The following matters shall be processed at the ordinary shareholder's meeting:

         1.  election of chairman of the meeting;
         2.  preparation and approval of the voting list;
         3.  approval of the proposed agenda;
         4. election of one or two persons to verify the minutes of the meeting;
         5.  question as to whether the meeting has been duly convened;
         6. presentation of the annual report and the accountant's report and the group accounts and auditor's report for the group;
         7. resolutions in respect of adoption of the profit and loss account and balance sheet and the consolidated profit and loss account and consolidated balance sheet;
         8. resolution in respect of allocation of the company's profit or loss in accordance with the adopted balance sheet;
         9. resolution in respect of the discharge from liability of the members of the board and the managing director;
        10. resolution in respect of fees to the members of the board, the accountants and deputy accountants;
        11. election of board members and, where applicable, accountants, deputy accountants or a registered public accounting firm;
        12. other matters to be processed at the shareholders' meeting pursuant to the Companies Act (1975:1385) or the articles of association.

                                        ---------------

The above articles of association where adopted at an extra-ordinary shareholders' meeting on 22 February 2001.